SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (Rule 14C-101)

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

                           Check the appropriate box:


X        Preliminary Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

Definitive Information Statement


                                 TECHEDGE, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X        No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

         Fee previously paid with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

                                 TECHEDGE, INC.
                               3 Rolling Hill Road
                          Hampton Bays, New York 11946
                                  631-728-4164


                                                          April    ,  2004

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, par value $.0001 per share (the "Common Stock"), of Techedge, Inc. (the "Company"). The purpose of this Information Statement is to notify the stockholders that on February 29, 2004, the Company received written consent (the "Written Consent") from certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 5,000,000 shares of Common Stock, representing 62.50% of the total issued and outstanding Common Stock, adopting a resolution to amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 25,000,000 to 100,000,000 and authorize up to 1,000,000 shares of a new class of undesignated Preferred Stock ("Preferred Stock") which would allow the Board of Directors of the Company to issue, without further stockholder action, one or more series of Preferred Stock.

The Board believes that the terms of the amendment to the Articles of Incorporation (the "Amended Articles") are beneficial to the Company. The full text of the Amended Articles is attached as Annex I to this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOUR ARE NOT REQUESTED TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of Common Stock. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

This Information Statement is being mailed on or about April   , 2004 to
stockholders of record on February 29, 2004 (the "Record Date").

                                        /s/ Gregory A. Konesky
                                         President and Chief Executive Officer

                                 TECHEDGE, INC.
                               3 Rolling Hill Road
                          Hampton Bays, New York 11946
                                  631-728-4164

                   -------------------------------------------

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14C-2 THEREUNDER
                   -------------------------------------------

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY



We are sending you this Information Statement to inform you of the adoption of a resolution on February 29, 2004 by consent (the "Written Consent") from the Board of Directors (the "Board") and certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 5,000,000 shares of Common Stock, representing 62.50% of the total issued and outstanding Common Stock, adopting a resolution to amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 25,000,000 to 100,000,000 and authorize up to 1,000,000 shares of a new class of undesignated Preferred Stock ("Preferred Stock") which would allow the Board of Directors of the Company to issue, without further stockholder action, one or more series of Preferred Stock.

The adoption of the foregoing resolution will become effective 21 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and the Delaware General Corporation Law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the Delaware General Corporation Law are afforded to the Company's stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,000 will be paid by the Company.

                        AMENDED ARTICLES OF INCORPORATION

 GENERAL

The Company's current Articles of Incorporation provides for an authorized capitalization consisting of 25,000,000 shares of common stock, $.0001 par value per share (the "Common Stock"). As of February 29, 2004, there were 7,999,994 shares of Common Stock outstanding. The Board of Directors believes that it is in the best interests of both the Company and its stockholders to increase the authorized shares of Common Stock from 25,000,000 to 100,000,000 and to authorize the Board to issue up to 1,000,000 shares of preferred stock (the "Preferred Stock"). The Board believes this increase will provide several long-term advantages to the Company and its shareholders to increase the number of authorized common stock and to create a class of preferred stock as a part of the Company's capital stock. The Preferred Stock will be "blank check" preferred stock, giving the Board the authorization to issue preferred stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights and special rights and qualifications of any such series. Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and increasing the number of votes required to approve a change in control of the Company.

The Amended Articles of Incorporation has been approved by the Board and the stockholders holding approximately 62.50% of the outstanding shares. The Board reserves the right, notwithstanding stockholder approval and without further action on the part of the stockholders, not to proceed with the filing of the Amended Articles of Incorporation with the Secretary of State of the State of Delaware if, at any time prior to such filing, the Board, in its sole discretion, determines that the terms of the Amended Articles of Incorporation are no longer in the best interests of the Company and its stockholders.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend and restate the current Articles of Incorporation of the Company under the Delaware General Corporation Law ("GCL") requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company has no class of voting stock outstanding other than the Common Stock.

Section 228 of the GCL provides in substance that, unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the GCL, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

In accordance with the GCL, the affirmative vote on the Amended Articles of Incorporation of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the adoption of the Amended Articles of Incorporation.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the Amended Articles of Incorporation cannot take effect until 20 days after this Information Statement is sent to the Company's stockholders. As mentioned earlier, the Amended Articles will become effective upon its filing with the Secretary of State of the State of Delaware which is anticipated to be on or about April , 2004, 20 days after the mailing of this Information Statement.

PURPOSE

Increase in Authorized Number of Common Stock

The Directors believe that this increase might enable the Company to pursue acquisitions or enter into transactions which the Board believes provide the potential for growth and profit. With the limited number of shares currently available for such uses, it may become impracticable for the Company to evaluate or seek to consummate business combinations or other transactions which, if they could be accomplished, might enhance shareholder value. Additional authorized shares could be used to raise cash assets through sales of stock to public and private investors. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain shareholder authorization prior to the consummation of such transactions. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock.

 EFFECT

The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share, if any, of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

NO DISSENTERS' RIGHTS

Pursuant to the Delaware Code, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

Preferred Stock

It is not possible to state the effects of the amendment upon the rights of the holders of common stock until the Board determines the respective rights of the holders of one or more series of preferred stock. The effects of such issuance could include, however, (i) reductions of the amount otherwise available for payment of dividends on common stock; (ii) restrictions on dividends on common stock; (iii) dilution of the voting power of common stock; and (iv) restrictions on the rights of holders of common stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of preferred stock.

The amendment will give the Company increased financial flexibility as it will allow shares of preferred stock to be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purpose could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties.

Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over any market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally. At the present time, the Company is not aware of any specific contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company. While the amendment may have anti-takeover ramifications, the Board believes that financial flexibility offered by the amendment outweighs any disadvantages.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table lists, as of February 29, 2004, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 7,999,994 shares of Techedge, Inc. common stock issued and outstanding.

On June 6, 2003, the Company filed a Form S-8 Registration Statement (333-105885) so as to register 2,000,000 shares of its common stock under options which may be issued in accordance with the Company's 2003 Non-Statutory Stock Option Plan dated April 8, 2003. No options have been issued as of February 29, 2004 and there are no warrants or other securities convertible into shares of Company common stock outstanding.

 Names and Addresses*            1 Number of Shares         2 Percentage of Shares
Of Beneficial Owners 3           Beneficially Owned          Beneficially Owned
--------------------             ------------------          ------------------
Mitchell Schlossberg                 2,250,000                     28.125%

Ehren Richardson                        50,000                       .625%

Gregory A. Konesky                      50,000                       .625%

Mirman Capital Ventures, Inc.2       2,250,000                     28.125%
1175 Walt Whitman Road,
Suite 100
Melville, New York 11747

Gary B. Wolff                          400,000                      5%

All Officers and Directors
as a Group (3 Persons)               2,350,000                     29.375%

* Unless otherwise indicated, each shareholder's address is c/o the Company at 175 Fox Hollow Road, Woodbury, New York 11797

1 Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage of ownership is determined by assuming that options, warrants or convertible securities that are held by such person (not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised. To date, the Company has not granted any options, warrants or any other form of securities convertible into its common stock.

2        Mirman Capital Ventures, Inc. is a privately held company with its
President, Eric Mirman owning 100% of all outstanding securities.

3 The persons and entities indicated have provided written consent to amend the Company's Articles of Incorporation in the manner as indicated in Annex 1 hereto. Majority written consent is attached hereto as Annex II.

   INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Certificate of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."


                                  OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE AMENDED ARTICLES, PLEASE CONTACT:

Gregory A. Konesky
TECHEDGE, INC.
3 Rolling Hill Road
Hampton Bays, New York 11946
Telephone:        631-728-4164

              By order of the Board of Directors of TECHEDGE, INC.

 EXHIBITS

ANNEX I. Amended Articles of Incorporation


                            CERTIFICATE OF AMENDMENT
                        OFCERTIFICATE OF INCORPORATION OF
                                 TECHEDGE, INC.


 It is hereby certified that:

1. The name of the corporation is TECHEDGE, INC. (the "Corporation") :

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said article the following new Article FOURTH:

             The total number of shares of stock which the Corporation shall have authority to issue is One Hundred One Million (101,000,000) which shall consist of (i) One Hundred Million (100,000,000) shares of common stock, $.0001 par value per share (the "Common Stock"), and (ii) One Million (1,000,000) shares of preferred stock, $.0001 par value per share (the "Preferred Stock").

             The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

                            (i) The distinctive designation and number of shares
                             comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

                             (ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

                             (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

                             (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                             (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                             (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                             (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

                             (viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

 The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

3. The amendments of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on this ____ day of April, 2004.


By: ________________________________
Name:  Gregory A. Konesky
Title:   Chief Executive Officer

ANNEX II.         Written Consent of the Majority of Stockholders


                         WRITTEN CONSENT OF THE MAJORITY
                             OF THE STOCKHOLDERS OF
                                 TECHEDGE, INC.


         The undersigned, constituting the holders entitled to vote a majority of the aggregate shares of common stock, par value $.0001 per share (the "Common Stock") of TECHEDGE, INC., a Delaware corporation (the "Company") hereby adopt the following resolutions by written consent in lieu of a meeting, pursuant to
Section 228 of the General Corporation Law of the State of Delaware:

                  RESOLVED, that an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock to 100,000,000 shares of $.0001 par value common stock and to authorize 1,000,000 shares of preferred stock ($.0001 par value), in substantially the form attached hereto as ANNEX I is hereby approved.

         IN WITNESS WHEREOF, the undersigned have adopted the foregoing resolutions by written consent as of the 29th day of February 2004.


                                                   --------------------
                                                   Mitchell Schlossberg

                                                   --------------------
                                                   Ehren Richardson

                                                   --------------------
                                                   Gregory A. Konesky

                                                   -----------------------------
                                                   Mirman Capital Ventures, Inc.
                                                   By: Eric Mirman